-------------------------------
                                                          OMB APPROVAL
                                                 -------------------------------
                                                 OMB Number::      3235-0059
                                                 Expires:       January 31, 2008
                                                 Estimated average burden
                                                 hours per response. . . . .  14
                                                 -------------------------------
                                  UNTIED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registration [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy [ ] Statement[ ]
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to ss.240.14a-12

                             POGO PRODUCING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Third Point LLC
                                 Daniel S. Loeb
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid

--------------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3)   Filing Party:

--------------------------------------------------------------------------------

     4)   Date Filed:

--------------------------------------------------------------------------------

           Third Point Confirms Intent to Elect New Directors of Pogo

NEW YORK, NY, February 16, 2007 - Third Point LLC today announced that it has filed a Schedule 13D (Amendment No. 3) with the Securities and Exchange Commission confirming its intent to conduct a proxy contest at the 2007 annual shareholders meeting of Pogo Producing Company (NYSE: PPP), and that the following letter has been sent to Pogo's Chairman:


February 16, 2007

Mr. Paul G. Van Wagenen
Chairman, President & Chief Executive Officer
Pogo Producing Company
5 Greenway Plaza, Suite 2700
Houston, TX   77046

Dear Mr. Van Wagenen:

Entities advised by Third Point LLC ("Third Point") hold 4,615,000 common shares of Pogo Producing Company ("Pogo" or the "Company"), representing 7.9% of the common shares outstanding.

We have reviewed the operating and financial results for 2006 and guidance for 2007 released yesterday. We were hopeful that the results and guidance would reflect the improvement in operations that you projected on October 24, 2006 during your third quarter earnings conference call (the "Call"). Needless to say, we are disappointed by the results but not surprised--given the Company's sad history of failing to meet projections.

During the Call you projected fourth quarter production of between 85,000 and 90,000 barrels of oil equivalent per day ("boepd"). You further projected production would ramp from the then current rate of 87,000 boepd to a 2006 year-end exit rate of 95,000 to 100,000 boepd. Actual fourth quarter production of 84,400 boepd was not only below your prior projections but implies that production actually declined from the date of the Call through the end of the year.

Unfortunately production was not the only disappointment in the financial results. The $4.39 per thousand cubic feet equivalent ("mcfe") you reported for 2006 drill bit reserve replacement is appalling and emblematic of the Company's poor capital allocation decisions during your tenure. What we find particularly perplexing, however, is that after announcing on the Call a 10% increase in capital spending to $880 million for 2006, by year's end spending had increased a further $64 million to $944 million. Not only does Pogo allocate capital poorly, but it seems unable to operate within its stated budgets.

While we are disappointed in the results achieved under your leadership, we continue to believe the Company's assets are valuable and under-utilized. Hiring Goldman, Sachs & Co. and TD Securities Inc. to help the Company explore strategic alternatives is a positive step, but we have no faith in the current board's ability to oversee such a process.

Accordingly, as we advised you in our letter dated December 1, 2006, we intend to conduct a proxy contest at the 2007 annual meeting of shareholders that will allow us to elect new directors comprising a majority of the Company's board of directors. We will provide formal notice of our director slate and specific proposals in a forthcoming communication.

Sincerely,

/s/ Daniel S. Loeb
Chief Executive Officer



About Third Point LLC
---------------------

Third Point LLC, founded by Daniel S. Loeb in 1995, is a registered investment adviser based in New York with over $4 billion of assets under management.


Media contact:
--------------

Steve Bruce / Shawn Pattison / Ann Taylor Reed
The Abernathy MacGregor Group
(212) 371-5999


                                      * * *

     In connection with their intended proxy solicitation, Third Point LLC and certain of its affiliates intend to file a proxy statement with the Securities and Exchange Commission (the "SEC") to solicit stockholders of the Company. THIRD POINT LLC STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

THIRD POINT PARTICIPANT INFORMATION

     In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation by Third Point LLC: Third Point LLC, Mr. Loeb, Third Point Offshore Fund, Ltd., Third Point Ultra Ltd., Third Point Partners LP, Third Point Partners Qualified LP and Lyxor/Third Point Fund Limited. Certain of these persons hold direct or indirect interests as follows: Third Point LLC may be deemed to beneficially own 4,615,000 shares of Common Stock; Mr. Loeb may be deemed to beneficially own 4,615,000 shares of Common Stock; Third Point Offshore Fund, Ltd. may be deemed to beneficially own 2,988,400 shares of Common Stock; Third Point Ultra Ltd. may be deemed to beneficially own 566,800 shares of Common Stock; Third Point Partners LP may be deemed to beneficially own 452,400 shares of Common Stock; Third Point Partners Qualified LP may be deemed to beneficially own 360,700 shares of Common Stock; and Lyxor/Third Point Fund Limited may be deemed to beneficially own 246,700 shares of Common Stock.